Exhibit 4.2(b)

VUANCE LTD.
2007 U.S. STOCK OPTION PLAN

1.           Purpose. The purpose of the Vuance Ltd. 2007 Stock Option Plan (the “Plan”) is to foster the ability of Vuance Ltd. and its affiliates to attract, motivate, reward and retain key personnel through the grant of options to purchase the Company’s ordinary shares. The Plan is intended to apply to key personnel of Vuance Ltd. and its affiliates who are citizens or residents of the United States or earn income from the Company or its Affiliates within the United States.

2.           Definitions. For purposes of the Plan and related documents, including the Option Agreement, the following definitions shall apply. As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa,

(a)          “Affiliate" means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (d) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an "Affiliate" by resolution of the Committee; provided that the Shares subject to an Option constitute "service recipient" stock for purposes of Section 409A of the Code or otherwise do not subject the Option to Section 409A of the Code.

(b)          "Board" means the Board of Directors of the Company.

(c)          “Cause” means any of the following: (1) conviction of any felony involving moral turpitude or affecting the Company; (2) any refusal to carry out a reasonable directive of the chief executive officer, the Board or the optionee’s direct supervisor; which involves the business of the Company or its Affiliates and was capable of being lawfully performed; (3) embezzlement of funds of the Company or its Affiliates; (4) any breach of the optionee’s fiduciary duties or duties of care to the Company, including without limitation disclosure of confidential information of the Company; or (5) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company.

(d)          “Chairman” means the chairman of the Committee.

(e)          "Code" means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

(f)          "Committee" means a committee which may be appointed by the Board pursuant to Section 3 of the Plan or if no such committee is appointed and acting, the Board.

(g)          “Companies Law” means the Israeli Companies Law 5759-1999.

(h)          “Company" means Vuance Ltd, an Israeli company.

(i)          "Consultant" means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which services are not in connection with the offer and sale of securities in a capital raising transaction.

(j)          "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Options that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(k)          "Eligible Employees" means each employee of the Company or an Affiliate.

(l)          "Fair Market Value" means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Shares on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system in the United States sponsored by the National Association of Securities Dealers, Inc., including, but not limited to, the OTC Bulletin Board, or if the Shares shall not have been reported or quoted on such date, on the first day prior thereto on which the price of the Shares was reported or quoted.

(m)          "Incentive Stock Option" or “ISO” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under the Plan intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(n)          “Non-Employee Director" means a member of the Board who is not an employee of the Company or a Subsidiary.

(o)          "Non-Qualified Stock Option" means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

(p)          "Option Agreement" means the agreement between the Company and a Participant that sets out the terms and conditions of an Option.

(q)          “Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

(r)          "Participant" means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to the Plan..

(s)          "Shares" means the Ordinary Shares, NIS (new Israeli sheqels) 0.0588235 par value each, of the Company.

(t)          "Stock Option" or "Option" means any option to purchase Shares granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to the Plan.

(u)          "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

(v)         "Successor Company" means any entity the Company is merged into or is acquired by, where the Company is not the surviving entity.

(w)          "Ten Percent Stockholder" means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

(x)          “Termination of Employment” means the termination of a Participant’s employment or other service with the Company or its Affiliates.

(y)          “Transaction” means (i) a merger, acquisition, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or (ii) a sale of all or substantially all of the assets of the Company.

3.           Administration.

(a)          The Board may appoint a Committee which will consist of such number of directors of the Company, not less than two, as may be fixed from time to time by the Board. The Board shall have the power to appoint the members of the Committee, to remove members from, or add members to, the Committee and to fill vacancies in the Committee however caused. The Plan will be administered by the Committee, or where no such Committee has been established by the Board.

(b)          The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as the Chairman shall determine. The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable

(c)          The Committee shall have the full power and authority to: (i) designate Participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Participant, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option and (iv) designate the type of Options, whether Incentive Stock Options or Non-Qualified Options.

(d)          The Committee shall have full power and authority to (i) alter any restrictions and conditions of any Options or Shares subject to any Options; (ii) interpret the provisions and supervise the administration of the Plan; (iii) accelerate the right of a Participant to exercise in whole or in part, any previously granted Option; (iv) determine the purchase price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the Plan; and (vi) make all other determinations deemed necessary or advisable for the administration of the Plan.

(e)          The Committee shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the purchase price of the original Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, subject to the provisions of Section 409A of the Code.

(f)          Subject to the Company's Articles of Association, all decisions and selections made by the Committee pursuant to the provisions of the Plan shall be made by a majority of its members except that no member of the Committee shall vote on, or be counted for quorum purposes, with respect to any proposed action of the Committee relating to any Option to be granted to that member. Any decision reduced to writing shall be executed in accordance with the provisions of the Company's Articles of Association, as the same may be in effect from time to time.

(g)          The interpretation and construction by the Committee of any provision of the Plan or of any Option Agreement thereunder shall be final and conclusive.

(h)          No member of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

4.           Option Pool. All shares issuable under the Plan shall come out of the pool of Shares reserved from time to time in connection with the 2003 Israeli Stock Option Plan of the Company..

5.           General Eligibility.

(a)          All Eligible Employees and Consultants of the Company and its Affiliates, and Non-Employee Directors of the Company are eligible to be granted Options.

(b)          Notwithstanding anything herein to the contrary, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan.

(c)          Eligibility for the grant of an Option or an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

6.           Stock Options. Subject to the terms of the Plan, each Option shall be in such form and contain such terms and conditions as the Committee shall deem appropriate. The Committee may grant Options that do and Options that do not qualify as “incentive stock options” under Section 422 of the Code.

(a)          Option Term. No Option granted under the Plan may be exercisable after the expiration of ten years from the date it is granted (five years in the case of an ISO granted to a Ten Percent Stockholder).

(b)          Exercise Price. The exercise price per Share covered by an Option must be at least equal to the Fair Market Value per Share on the grant date (110% of Fair Market Value in the case of an ISO granted to an employee who is a Ten Percent Stockholder).

(c)          Exercise of Options. Options granted to a Participant may be exercised by the Participant in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, and provided that, subject to the provisions of section 6(f) below, the Participant is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the granting of the Option and ending upon the date of exercise. Notwithstanding the foregoing, no Options may be exercised after the expiration date of the Option.

(d)          Manner of Exercise. A vested Option may be exercised by transmitting to the Secretary of the Company (or other person designated by the Committee) a written notice identifying the Option that is being exercised and specifying the number of whole shares to be purchased pursuant to that Option, together with payment in full of the exercise price and the withholding taxes due in connection with the exercise, unless and except to the extent that other arrangements satisfactory to the Company have been made for such payments. The exercise price and applicable tax withholding obligation may be paid (i) in cash or by check in U.S. dollars or other currency permitted by the Committee or (ii) at the sole discretion of the Committee, (1) by withholding of Shares subject to the Options; (2) by the delivery of previously-owned Shares, or (3) any other form of legal consideration that may be acceptable to the Committee, or (iii) by a combination of the foregoing. The Committee may permit payment to be made pursuant to a cashless exercise program established and made available through a registered broker-dealer in accordance with applicable law. Any Shares transferred to the Company (or withheld upon exercise) in connection with the exercise of an Option shall be valued at Fair Market Value for purposes of determining the extent to which the exercise price and/or tax withholding obligation is satisfied by such transfer (or withholding) of Shares.

(e)          Termination of Options. Options, to the extent not previously exercised, shall terminate forthwith upon the earlier of: (i) the expiration date set forth in the Option Agreement; and (ii) the expiration of any extended period in any of the events set forth in section 6(f) below.

(f)          Effect of Termination of Employment or Other Service. The Committee may establish such exercise and other conditions applicable to an Option following the Termination of Employment of the Participant as the Committee deems appropriate on a grant-by-grant basis. Unless the Committee determines otherwise, either at the time of grant or, subject to applicable law (including, without limitation, the requirements of Section 409A or the Code), subsequent to that time, in the event of the Participant’s Termination of Employment: (1) that portion of the Participant’s Option that is not then vested will expire immediately upon Termination of Employment; (2) that portion of a Participant’s Option that is then vested will expire (a) 90 days following a Termination of Employment for reasons other than death, Disability or Cause, (b) three (3) months following a Termination of Employment due to the Participant’s death, (c) three (3) months following a Termination of Employment due to the Participant’s Disability, or (d) immediately upon a Termination of Employment by the Company or an affiliate for Cause. Prior to the date of such termination, the Committee may authorize an extension of the terms of all or part of the vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable. For avoidance of any doubt, if the Termination of Employment is for Cause, any outstanding unexercised Option (whether vested or non-vested), will immediately expire and terminate, and the Participant shall not have any right in connection with such outstanding Options.

(g)          Rights of Option Holders. Participants shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Participant as a holder of such Shares in the Company's register of shareholders following exercise of the Option in accordance with the provisions of the Plan.

(h)          Option Agreements. Each Option granted pursuant to the Plan shall be evidenced by a written Option Agreement between the Company and the Participant in such form as the Committee shall from time to time approve. Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the type of Option granted thereunder (whether an Incentive Option or a Non-Qualified Option), the vesting dates, the exercise price per share, the expiration date and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan. Any form of Option Agreement authorized by the Plan may contain such other provisions as the Committee may, from time to time, deem advisable.

(i)          Vesting of Options. Subject to the provisions of the Plan, each Option shall vest following the vesting dates and for the number of Shares as shall be provided in the Option Agreement. However, no Option shall be exercisable after the expiration date. An Option may be subject to such other terms and conditions on the time or times when it may be exercised, as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

(j)          Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

(a)          Fair Market Value Limitation. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any Parent or Subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be Non-Qualified Stock Options.

(b)          Code Section 422. ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.

7.           Non-Transferability. No Option granted under the Plan shall be transferable by a Participant other than upon the Participant’s death to a beneficiary designated by the Participant in a manner acceptable to the Committee, or, if no duly designated beneficiary shall survive the Participant, pursuant to the Participant’s will or by the laws of descent and distribution. All Options shall be exercisable during the Participant’s lifetime only by the Participant. Except as otherwise specifically provided by law, no Option granted under the Plan may be transferred in any manner, and any attempt to transfer any such Option shall be void, and no such Option shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Option, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that an Option (other than an ISO) is transferable in whole or part to such persons, under such circumstances, and subject to such conditions as the Committee may prescribe.

8.           Capital Changes, Reorganization, Sale. Upon the occurrence of any of the following described events, each Optionee's rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

(a)          In the event of a Transaction, the Board or Committee may determine that the unexercised Options then outstanding under the Plan shall be assumed or substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) as were distributed to the shareholders of the Company in connection and with respect to the Transaction. In the case of such assumption and/or substitution of Options, the Board or Committee may determine that appropriate adjustments shall be made to the number and exercise price of Options so as to reflect such action and that all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the vesting schedule and that the Company shall notify each Participant of the Transaction in such form and method as it deems appropriate at least ten (10) days prior to the effective date of such Transaction.

(b)          Notwithstanding the above and subject to any applicable law, the Board or Committee shall have full power and authority to determine in any Transaction, if the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the vesting dates shall be accelerated so that any unvested Option or any portion thereof shall be immediately vested as of a date selected by the Board or Committee prior to the effective date of the Transaction, or that all unexercised options shall expire as of the date of the Transaction.

(c)          For the purposes of sections 8(a) and (b) above, an Option may be considered assumed or substituted if, following the Transaction, the Option confers the right to purchase or receive, for each Share underlying an Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by holders of shares held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary, the Board or Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely ordinary shares (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board or Committee may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances. Any Option Agreement may provide for specific rights of an optionee upon a Transaction. To extent determined by the Board or the Committee, any outstanding Options that are not exercised before a Transaction shall thereupon terminate.

(d)          If the Company is voluntarily liquidated or dissolved while unexercised Options remain outstanding under the Plan, the Company shall immediately notify all unexercised Option holders of such liquidation, and the Option holders shall then have ten (10) days to exercise any unexercised vested Option held by them at that time, in accordance with the exercise procedure set forth herein. Upon the expiration of such ten-days period, all remaining outstanding Options will terminate immediately.

(e)          If the outstanding Shares of the Company shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), share split, reverse split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the number, class and kind of the Shares subject to the Plan or subject to any Options therefore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of Shares without changing the aggregate exercise price, provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in section 4 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final.

(f)          All determinations and adjustments under this Section shall be made by the Board or Committee, in its sole discretion and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

9.           Tax Withholding and Tax Consequences.

(a)          As a condition to the exercise of any Option or the delivery of any Shares pursuant to any Option, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company or an Affiliate relating to an Option, the Company and/or the Affiliate may (i) deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to an optionee whether or not pursuant to the Plan or (ii) require the optionee to remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation or (iii) arrange for the optionee to satisfy and tax withholding obligations by any method described in section 6(d) of the Plan and permitted by the Committee.

(b)          Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates or the Participant), hereunder, shall be borne solely by the optionee. Furthermore, the optionee shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the optionee.

10.         Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. Any amendment that would increase the aggregate number of Shares issuable under the Plan or that would modify the class of persons eligible to receive Options shall be subject to the approval of the Company’s stockholders. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any optionee, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. Termination of the Plan shall not affect the Committee's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

11.         General Provisions.

(a)          Shares Issued Under Plan. Shares available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional Shares will be issued under the Plan.

(b)          Compliance with Law. The Company will not be obligated to issue or deliver Shares pursuant to the Plan unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of any stock exchange or market upon which the Shares may then be listed, and any such issuance or delivery of Shares shall be further subject to the approval of counsel for the Company with respect to such compliance.

(c)          Transfer Orders; Placement of Legends. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or market upon which the Shares may then be listed, and any applicable federal or state securities law. The Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

12.         No Employment or other Rights. Nothing contained in the Plan or in any Option Agreement shall confer upon any optionee any right with respect to the continuation of his employment or other service with the Company or an Affiliate or interfere in any way with the right of the Company and its Affiliates at any time to terminate such employment or other service or to modify the other terms and conditions of the optionee’s employment or other service.

13.         Decisions and Determinations Final. All decisions and determinations made by the Board or Committee pursuant to the provision of the Plan shall be final, binding and conclusive on all persons. In the event of any conflict between the Plan and an Option Agreement, the provisions of the Plan shall govern.

14.         Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.         Governing Law. All rights and obligations under the Plan and each Option agreement or instrument shall be governed by and construed in accordance with the laws of the State of Israel, without regard to its principles of conflict of laws, but shall be interpreted, to the extent possible, in order to preserve the tax treatment and tax qualification pursuant to the Code and other applicable Israeli and foreign tax laws and in a manner consistent with applicable laws, rules and regulations referred to in section 16. It is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code and that all Options granted under the Plan comply with Section 409A of the Code.

16.         Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Option Agreement.

17.         Government Regulations. The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations, whether of the State of Israel or of the United States or any other State having jurisdiction over the Company and the Participant, including the registration of the Shares under the United States Securities Act of 1933, as amended, and to such approvals by any governmental agencies or national securities exchanges or other markets on which the Shares are traded as may be required.

(a)          Compliance with Section 409A of the Code. Except as otherwise specifically provided by the Committee at the time a Stock Option is granted, any Option providing for a deferral of compensation must satisfy the requirements of Section 409A. Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Option would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or United States Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Option in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

18.         Arbitration. Any dispute in relation with this Plan and the exercise of rights thereunder shall be subject to arbitration in accordance with the Labor Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and shall bind the Company and the optionee.

19.         Dividends. With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the optionee and held by the optionee, the optionee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company's Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends.

20.         Term of the Plan. The Plan shall be effective as of the date of its adoption by the Board, subject to the approval of the stockholders of the Company within one year from the date of such adoption by the Board. The Plan shall terminate on the tenth anniversary of the date of its adoption by the Board, unless sooner terminated by the Board. The rights of any person with respect to any Option granted under the Plan that is outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination of the Plan and shall continue in accordance with the terms of the Option and of the Plan.

21.         Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Participant during the term of the Plan either in addition to, or in substitution for, one or more Options previously granted to that Participant.

- 11 -